Exhibit 10.2

PETROS PHARMACEUTICALS, INC.

2020 OMNIBUS INCENTIVE COMPENSATION PLAN

NONQUALIFIED STOCK OPTION GRANT AGREEMENT

This Nonqualified Stock Option Grant Agreement (the “Agreement”), dated as of [___], [__] (the “Date of Grant”), is delivered by Petros Pharmaceuticals, Inc. (the “Company”) to [____] (the “Grantee”).

RECITALS

A.            The 2020 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of stock options to purchase shares of Common Stock of the Company (“Company Stock”). The Board of Directors of the Company (the “Board”) has decided to make this nonqualified stock option grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. A copy of the Plan is attached as Exhibit A.

B.             The Board is authorized to appoint a committee to administer the Plan. If a committee is appointed, all references in this Agreement to the “Board” shall be deemed to refer to such committee.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.             Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase [___] shares of Company Stock (“Shares”) at an Exercise Price of $[__] per Share. The Option shall become vested and exercisable according to Section 2 below.

2.             Vesting and Exercisability of Option.

(a)            The Option shall become vested and exercisable on the following dates (each, a “Vesting Date”), provided that the Grantee continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date; [provided the applicable performance conditions set forth on Exhibit B hereto is satisfied]:

Vesting Date	Percentage of Shares for Which the Option is Exercisable as of the Vesting Date
___________________	__________
___________________	__________
___________________	__________
___________________	__________

(b)            The vesting and exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes vested and exercisable shall be rounded down to the nearest whole Share and the fractional Shares will be accumulated so that the resulting whole Shares will be included in the number of Shares for which the Option becomes vested and exercisable on the last Vesting Date, provided that the Grantee continues to be employed by, or provide service to, the Company from the Date of Grant until the last Vesting Date.

3.             Term of Option.

(a)            The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)           The Option shall automatically terminate upon the happening of the first of the following events:

(i)            The expiration of the 90-day period after the Grantee ceases to be employed by, or provide service to, the Company, if the termination is for any reason other than Disability, death or Cause.

(ii)           The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s Disability.

(iii)          The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Employer, if the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the Grantee ceases to be so employed or provide such services on account of a termination described in subsection (i) above.

(iv)          The date on which the Grantee ceases to be employed by, or provide service to, the Company for Cause. In addition, notwithstanding the prior provisions of this Section 3, if the Grantee engages in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s employment or service terminates, the Option shall immediately terminate, and the Grantee shall automatically forfeit all Shares underlying any exercised portion of the Option for which the Company has not yet delivered the Share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such Shares. Upon the exercise of the Option, the Company may withhold the underlying Share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant. Any portion of the Option that is not exercisable at the time the Grantee ceases to be employed by, or provide service to, the Employer shall immediately terminate.

4.             Exercise Procedures.

(a)           Subject to the provisions of Sections 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised and the method of payment. Payment of the Exercise Price shall be made in accordance with procedures established by the Board from time to time based on the type of payment being made but, in any event, prior to issuance of the Shares. The Grantee shall pay the Exercise Price (i) in cash or by check, (ii) with the approval of the Board, by delivering Shares of the Company owned by the Participant, which shall be valued at their Fair Market Value on the date of exercise, or by attestation (on a form prescribed by the Board) to ownership of Shares having a Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Board, by withholding Shares subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price, or (v) by such other method as the Board may approve. The Board may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b)           The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate.

(c)           All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld under applicable United States federal (including FICA), state and local, foreign country or other tax withholding requirements. Subject to Board approval, the Grantee may elect to satisfy any withholding tax obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities (or such other rate approved by the Committee that does not result in adverse accounting consequences). Notwithstanding any other provision of this option award or the Plan, the Company shall not be obligated to guarantee any particular tax result for the Grantee with respect to any award and/or payment provided to the Grantee hereunder, and the Grantee shall be responsible for any taxes imposed on you with respect to such award and/or payment.

5.             Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

6.             Stockholder’s or Other Agreement. As a condition of receiving this Option, the Grantee hereby agrees that all Shares issued under the Plan shall be subject to any rights in favor of the Company as described in the Plan, and the Board may require that the Grantee (or other person exercising the Option) execute a stockholder’s or other agreement, in such form as the Board determines, with respect to all Shares issued upon the exercise of the Option.

7.             Restrictions on Exercise. Except as the Board may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

8.             Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9.             No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time. The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

10.           Compliance with Laws and Regulations; No Stockholder Rights. The issuance of Common Stock pursuant to the Grantee’s exercise of the Option shall be subject to compliance by the Grantee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Company’s Common Stock may be listed for trading at the time of such issuance. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

11.           Assignment and Transfers. Except as the Board may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

12.           Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to the conflicts of laws provisions thereof.

13.           Entire Agreement. This Agreement contains the entire understanding between the Company and Grantee with respect to the matter set forth herein, and shall supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

14.           Clawback Policy. The Grantee acknowledges and agrees that if the Grantee breaches any restrictive covenant agreement between the Grantee and the Employer, or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within the applicable period of time thereafter, the Option shall terminate, and the Company may rescind any exercise of an Option and delivery of shares upon such exercise or vesting (including pursuant to dividends and Dividend Equivalents), as applicable on such terms as the Board shall determine, including the right to require that in the event of any such rescission, (i) the Grantee shall return to the Company the shares received upon the exercise of any Option or, (ii) if the Grantee no longer owns the shares, the Grantee shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the Grantee transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach of the restrictive covenant agreement or activity constituting Cause), net of the price originally paid by the Grantee for the shares. Payment by the Grantee shall be made in such manner and on such terms and conditions as may be required by the Committee. The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Grantee by the Employer. In addition, the Option shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time. In addition, the Grantee further acknowledges and agrees that any Option subject to recovery under any law, governmental regulation, stock exchange listing requirement or other Company policy shall be subject to such deductions, recoupment and/or claw-back as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or other policy which may operate to create additional rights for the Company with respect to the Grantee’s Option.

15.           Electronic Delivery. The Company may, in its sole discretion, deliver any documents relating to the Options and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third-party designated by the Company.

16.           Section 409A. The Option is intended to be excepted from coverage under Section 409A of the Code (“Section 409A”) and shall be administered, interpreted and construed accordingly. The Company may, in its sole discretion and without the Grantee’s consent, modify or amend this Agreement, impose conditions on the timing and effectiveness of the exercise of the Option by the Grantee, or take any other action it deems necessary or advisable, to cause the Option to be excepted from Section 409A (or to comply therewith to the extent the Company determines it is not excepted). Notwithstanding the foregoing, the Grantee recognizes and acknowledges that Section 409A may impose upon the Grantee certain taxes or interest charges for which the Grantee is and shall remain solely responsible.

17.           Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the President at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

PETROS PHARMACEUTICALS, INC.

By:
Printed Name: [________]
Title: [________]

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Board shall be final and binding.

GRANTEE

Printed Name:

Date:

[Signature Page to Nonqualified Stock Option Agreement]